UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On June 9, 2008, The Mosaic Company (the “Company”) announced that two of three credit rating agencies, Fitch Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, that rate the Company’s 7-3/8% senior notes due 2014 and 7-5/8% senior notes due 2016 (the “Senior Notes”) have upgraded their ratings of the Senior Notes and other unsecured debt to investment grade status. As a result, most of the restrictive covenants of the Indenture (the “Indenture”) dated as of December 1, 2006 between the Company and U.S. Bank National Association, as Trustee, relating to the Senior Notes have fallen away pursuant to the terms of the Indenture.

The specific restrictive covenants of the Indenture that have fallen away include:

•	Section 4.03, “Limitation on Incurrence of Additional Indebtedness;”

•	Section 4.04, “Limitation on Restricted Payments” including limitations on investments, dividends, stock buybacks and other distributions to stockholders;

•	Section 4.05, “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries;”

•	Section 4.06, “Limitation on Asset Sales;”

•	Section 4.07, “Limitation on Transactions with Affiliates;”

•	Section 4.08, “Limitation on Conduct of Business;”

•	Section 4.09, “Limitation on Designation of Unrestricted Subsidiaries;” and

•	Section 4.10, “Change of Control Triggering Event.”

Certain restrictive covenants in the Indenture are not affected by the upgrade of the ratings of the Senior Notes and will continue to apply. These continuing restrictive covenants include but are not limited to:

•	Section 4.11, “Limitation on Liens and Sale and Leaseback Transactions;”

•	Section 4.12, “Limitation on Guarantees by Restricted Subsidiaries;”

•	Section 5.01, “Merger, Consolidation and Sale of Assets.”

Covenants under the Company’s senior secured bank credit agreement (the “Credit Agreement”) also continue to apply.

A security rating is not a recommendation to buy, sell or hold securities. Although a security rating may be subject to revision or withdrawal at any time by the assigning rating organization, any such revision or withdrawal would not affect the fall-away of the covenants relating to the Senior Notes. Each rating should be evaluated separately from any other rating.

Stockholders, holders of the Senior Notes and others who are interested in additional detail about the restrictive covenants or other terms of the Indenture (including those covenants that have fallen away and those that continue to apply) or the Credit Agreement may refer to the descriptions under “Debt Instruments, Guarantees and Related Covenants” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2007 (the “10-K Report”), Note 14 of Notes to Consolidated Financial Statements in the 10-K Report and the Company’s Current Report on Form 8-K filed on May 30, 2008 (the “8-K Report”), and to copies of the Indenture and the Credit Agreement (including amendments) which are filed as exhibits to the 10-K Report and/or the 8-K Report.

Item 7.01.	Regulation FD Disclosure.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

Furnished herewith as Exhibit 99 and incorporated by reference herein is the text of the Company’s announcement regarding the upgrades of the ratings of the Senior Notes and other unsecured debt and the fall-away of certain of the covenants under the Indenture as presented in a press release issued on June 9, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith. The exhibit listed in the Exhibit Index hereto is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date:	June 11, 2008	By:	/s/ Richard L. Mack
		Name:	Richard L. Mack
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press release, dated June 9, 2008, of The Mosaic Company regarding the upgrade of certain credit ratings and the fall-away of certain restrictive covenants relating to the 7-3/8% senior notes due 2014 and 7-5/8% senior notes due 2016 and other unsecured debt